Exhibit (h) (iv) under Form N-1A
                                      Exhibit 10 under Item 601/Reg. S-K

                 TRANSFER AGENCY AND SERVICES AGREEMENT

      AGREEMENT made as of the 16 day of March, 2007, between BBH TRUST, a Delaware statutory trust having its principal office and place of business at 40 Water Street, Boston Massachusetts 02109 ("Investment Company"), and Citigroup Fund Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Citigroup").

      WHEREAS, the Investment Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares (the "Shares"), in separate series and classes; and

      WHEREAS, the Investment Company offers shares in various series (each such series, together with all other series subsequently established by the Investment Company and made subject to this Agreement in accordance with Section 12, being herein referred to as a "Fund," and collectively as the "Funds") and the Investment Company may in the future offer shares of various classes of each Fund (each such class together with all other classes subsequently established by the Investment Company in a Fund being herein referred to as a "Class," and collectively as the "Classes");

      WHEREAS, the Investment Company desires that Citigroup perform as the transfer agent and dividend disbursing agent for each Fund and Citigroup is willing to provide these services on the terms and conditions set forth in this Agreement;

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Investment Company and Citigroup hereby agree as follows:

      SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

      (a) The Investment Company, on behalf of the Funds, hereby appoints Citigroup to act as, and Citigroup agrees to act as, (i) transfer agent for the authorized and issued shares of the Investment Company representing interests in each of the respective Funds and Classes thereof ("Shares"), (ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of shares of any of the Funds ("Shareholders") and set out in the currently effective prospectuses and statements of additional information (collectively "prospectus") of the applicable Fund, including, without limitation, any periodic investment plan or periodic withdrawal program.

      (b) In connection therewith, the Investment Company has delivered to Citigroup copies of (i) the Investment Company's Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Investment Company's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Investment Company's current prospectus, and
(iv) the current plan of distribution or similar document adopted by the Investment Company under Rule 12b-1 under the 1940 Act ("Plan") and the current shareholder service plan or similar document adopted by the Investment Company ("Service Plan") and shall promptly furnish Citigroup with all amendments of or supplements to the foregoing. The Investment Company shall deliver to Citigroup a certified copy of the resolution of the Board of Trustees of BBH Trust; ("Board") appointing Citigroup and authorizing the execution and delivery of this Agreement.


      SECTION 2.  DUTIES OF CITIGROUP

      (a) Citigroup agrees that in accordance with procedures established from time to time by agreement between the Investment Company on behalf of each of the Funds, as applicable, and Citigroup, will perform the following services:

            (i)   provide  the  services of a transfer  agent,  dividend
      disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including: (A) maintaining all Shareholder accounts,
      (B) preparing Shareholder meeting lists, (C) mailing proxies and related materials to Shareholders, (D) mailing Shareholder reports and prospectuses to current Shareholders, (E) withholding taxes on U.S. resident and non-resident alien accounts, (F)
      preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders, (G) preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, (H) preparing and mailing activity statements for Shareholders, and
      (I) providing Shareholder account information;

            (ii) receive for acceptance orders from selected dealers, processing organizations or financial intermediaries as provided in Exhibit A hereto, as may be amended from time to time by the Investment Company, for the purchase, redemption or exchange of Shares and promptly deliver payment and appropriate documentation in connection therewith to the custodian of the applicable Fund (the "Custodian") or, in the case of Fund's operating in a master-feeder or fund of funds structure, to the transfer agent or interestholder recordkeeper for the master portfolios in which the Fund invests. Without the written (including electronic) authorization of such Investment Company, Citigroup shall not accept (i) conditional orders, (ii) orders dated prior to the current date for non-NSCC initiated transactions, (iii) orders dated prior to the previous business date for NSCC initiated transactions, (iv) orders that are not otherwise in compliance with the Investment Company Act of 1940, as amended, and the regulations thereunder applicable to Citigroup or the Investment Companies related to the acceptance and handling of orders, and
      (v) orders that are not in compliance with the terms of the respective Investment Company's current prospectus, without the written authorization of a person authorized on behalf of such Investment Company as per a list of such authorized persons.

            (iii) pursuant to  purchase  orders,  issue the  appropriate
      number  of  Shares  and  hold  such  Shares  in  the   appropriate
      Shareholder account;

            (iv) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;

            (v)   effect   transfers   of   Shares   upon   receipt   of
      appropriate instructions from Shareholders;

            (vi) prepare and transmit to Shareholders (or credit the appropriate Shareholder accounts) payments for all distributions declared by the Trust with respect to Shares;

            (vii) issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by Citigroup of indemnification satisfactory to Citigroup and protecting
      Citigroup and the Investment Company and, at the option of Citigroup, issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification;

            (viii) receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;

            (ix) track shareholder accounts by financial intermediary source and otherwise as reasonably requested by the Investment Company and provide periodic reporting to the Investment Company or its administrator or other agent;

            (x) track shareholder accounts by financial intermediary source and otherwise as reasonably requested by the Investment Company and provide periodic reporting to the Investment Company or its administrator or other agent as provided in Exhibit B hereto;

            (xi) record the issuance of Shares of the Investment Company and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended ("1934 Act") a record of the total number of Shares of the Investment Company, each Fund and each Class thereof, that are authorized, based upon data provided to it by the Investment Company, and are issued and outstanding and provide the Investment Company on a regular basis a report of the total number of Shares that are authorized and the total number of Shares that are issued and outstanding;

            (xii) provide a system which will enable the Investment Company to calculate the total number of Shares of each Fund and Class thereof sold in each State;

            (xiii)      monitor  and  make   appropriate   filings  with
      respect to the escheatment laws of the various states and territories of the United States;

            (xiv) oversee the activities of proxy solicitation firms.

            (xv) provide such reporting as may be reasonably required by any Investment Company, with respect to the trading activities of selected dealers, processing organizations, clearing brokers or financial intermediaries set forth in Exhibit A hereto and to monitor compliance with the provisions of their respective sales and distribution agreements with such Investment Company;

            (xvi) omnibus account identification

           (xvii) analysis of omnibus account trading activity to determine if arbitrage opportunities exist triggering underlying account transaction data request of an intermediary

           (xviii) managing the request and flow of underlying data

            (xix) customized file feed/format translations

            (xx)  storage of underlying account transaction data

            (xxi) Applying each Fund's market timing rules upon receipt of the underlying account transaction data to flag violations

            (xxii) Reporting of "red flag" violations to the applicable Fund and CCO

            (xxiii) Providing standard report package for on-going review and monitoring of data

      (b) Citigroup shall receive and tabulate proxy votes, coordinate the tabulation of proxy and shareholder meeting votes and perform such other additional services as may be specified from time to time by the Investment Company, all pursuant to mutually acceptable compensation and implementation agreements.

      (c)   The Investment  Company or its  administrator or other agent
(i) shall identify to Citigroup in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States") and (ii) shall monitor the sales activity with respect to Shareholders domiciled or resident in each State. The responsibility of Citigroup for the Investment Company's State registration status is solely limited to the reporting of transactions to the Investment Company, and Citigroup shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Investment Company or its administrator or other agent.

      (d) Citigroup shall establish and maintain facilities and procedures reasonably acceptable to the Investment Company for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. Citigroup shall establish and maintain facilities and procedures reasonably acceptable to the Investment Company for safekeeping of all records maintained by Citigroup pursuant to this Agreement.

      (e) Citigroup shall cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

            (f) Citigroup will promptly notify the Investment Companies in the event that Citigroup becomes aware that it is under investigation or about to be investigated by any regulatory authority.

      (g) Citigroup will be responsible for continuing to comply with all regulations and laws applicable to Citigroup. In processing any order hereunder, Citigroup will comply with any provisions, limitations and requirements stated in the Investment Company's current prospectus for the purchase, redemption or exchange of shares of such Investment Company including, without limitation (i) the assessment of front-end sales load charges, redemptions fees and other charges (if any) payable to the Investment Company, and
            (ii) subject to Section (h) below, prevention of trading practices which result in "market timing" and/or "late trading" by the Shareholders; provided, however, that
                                               --------   -------
            Citigroup shall not be required to comply with any limitations imposed prospectively through any Investment Company prospectus unless it receives advance written notice of and can, without material amendment to its systems and processes, process purchase, redemption and exchange order in compliance with such limitations.

      (h) Citigroup will ensure, as of the date of this Agreement and at all times thereafter, that it has procedures and controls that are reasonably designed to deter illegal or improper trading in the shares of mutual funds with respect to which it provides transfer agency services, including without limitation, late trading and market timing. Citigroup will immediately report to the respective Investment Company any purchases and sales of shares of such Investment Company by Shareholders that exceed certain testing criteria as announced by Citigroup from time to time and as set forth on Exhibit C hereto, or (subject to
            Section 2(g) above) as specifically stated in the Investment Company prospectus or specifically requested by the Investment Company. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that it is not within Citigroup's discretion to make determinations about whether any specific trading activity by a Shareholder constitutes "market timing" or "excessive trading" and that Citigroup's obligations with respect to such matters shall be discharged through the reporting by Citigroup of trading activity as described above.

      (i) Citigroup will be responsible for calculating breakpoints discounts on front-end sales loads that any of the Shareholders is entitled to receive from a Fund in accordance with such Fund's current prospectus. In preparing such calculations, Citigroup will monitor each Shareholder's ownership of each Fund, Shares owned by each Shareholder in one or more accounts processed hereunder, and Shares owned by persons related to each Shareholder, provided that Citigroup has actual written notice from the Investment Company, the Shareholder or a financial intermediary representing such Shareholder of such familial relationship.

      (j) Except with respect to Citigroup's duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Investment Company assumes all responsibility for ensuring that the Investment Company complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Investment Company. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the laws and all official interpretations of such law or rules or regulations.

      SECTION 3. RECORDKEEPING

      (a) Prior to the commencement of Citigroup's responsibilities under this Agreement, if applicable, the Investment Company shall deliver or cause to be delivered over to Citigroup (i) an accurate list of Shareholders of the Investment Company, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding share certificates and (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Citigroup under this Agreement (collectively referred to as the "Materials"). The Investment Company shall on behalf of each applicable Fund or Class indemnify and hold Citigroup harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Investment Company to provide any portion of the Materials or to provide any information in the Investment Company's possession or control reasonably needed by Citigroup to perform the services described in this Agreement.

      (b) Citigroup shall keep records relating to the services to be performed under this Agreement, in the form and manner as it may deem advisable and as required by applicable law. To the extent required by
Section 31 of the 1940 Act, and the rules thereunder, Citigroup agrees that all such records prepared or maintained by Citigroup relating to the services to be performed by Citigroup under this Agreement are the property of the Investment Company and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Investment Company on and in accordance with the Investment Company's request. The Investment Company and the Investment Company's authorized representatives shall have access to Citigroup's records relating to the services to be performed under this Agreement at all times during Citigroup's normal business hours. Upon the reasonable request of the Investment Company, copies of any such records shall be provided promptly by Citigroup to the Investment Company or the Investment Company's authorized representatives.

      (c) Citigroup and the Investment Company agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

      (d) In case of any requests or demands for the inspection of the Shareholder records of the Investment Company, Citigroup will endeavor to notify the Investment Company and to secure instructions from an authorized officer of the Investment Company as to such inspection. Citigroup shall abide by the Investment Company's instructions for granting or denying the inspection; provided, however, that Citigroup may grant the inspection without instructions if Citigroup is advised by counsel to Citigroup that failure to do so will result in liability to Citigroup.

      SECTION 4.  ISSUANCE AND TRANSFER OF SHARES

      (a) Citigroup shall make original issues of Shares of each Fund and Class thereof in accordance with the Investment Company's then current prospectus only upon receipt of (i) instructions requesting the issuance, (ii) a certified copy of a resolution of the Board authorizing the issuance, (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the Investment Company's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Investment Company of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules thereunder. If the opinion described in (iv) above is contingent upon a filing under
Section 24 of the 1940 Act, the Investment Company shall indemnify Citigroup for any liability arising from the failure of the Investment Company to comply with that section or the rules thereunder.

      (b) Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by Citigroup. In registering transfers of Shares, Citigroup may rely upon the Uniform Commercial Code as in effect in the State of Maryland for BBH Fund, Inc., BBH Common Settlement Fund, Inc. and BBH Common Settlement Fund II, Inc.; and the Commonwealth of Massachusetts for BBH Investment Company, or any other statutes that, in the opinion of Citigroup's counsel, protect Citigroup and the Investment Company from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, Citigroup will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

      SECTION 5.  SHARE CERTIFICATES

      (a) The Investment Company shall furnish to Citigroup a supply of blank share certificates of each Fund and Class thereof and, from time to time, will renew such supply upon Citigroup's request. Blank share certificates shall be signed manually or by facsimile signatures of officers of the Investment Company authorized to sign by the Organic Documents of the Investment Company and, if required by the Organic Documents, shall bear the Investment Company's seal or a facsimile thereof. Unless otherwise directed by the Investment Company, Citigroup may not issue or register Share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Investment Company.

      (b) New Share certificates shall be issued by Citigroup upon surrender of outstanding Share certificates in the form deemed by
Citigroup to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. Citigroup shall forward Share certificates in "non-negotiable" form by first-class or registered mail, or by whatever means Citigroup deems equally reliable and expeditious. Citigroup shall not mail Share certificates in "negotiable" form unless requested in writing by the Investment Company and fully indemnified by the Investment Company to Citigroup's satisfaction.

      (c) In the event that the Investment Company informs Citigroup that any Fund or Class thereof does not issue share certificates, Citigroup shall not issue any such share certificates and the provisions of this Agreement relating to share certificates shall not be applicable with respect to those Funds or Classes thereof.

      SECTION 6.  SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS

      (a) Shares shall be issued in accordance with this Agreement and the terms of a Fund's or Class' current prospectus after Citigroup or its agent receives either:

            (i) (A) an instruction directing investment in a Fund or Class, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or

            (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

      (b) Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the prospectus pursuant to which the Shares are offered.

      (c) Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the prospectus of the applicable Class or Fund:

            (i) for a wire received, at the time of the receipt of the wire;

            (ii) for a check drawn on a member bank of the Federal Reserve System, on the next Fund business day following receipt of the check; and

            (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as Citigroup is credited with Federal Funds with respect to that check.


      SECTION 7.  FEES AND EXPENSES

      (a) For the services provided by Citigroup pursuant to this Agreement, the Investment Company, on behalf of each Fund, agrees to pay Citigroup the fees set forth in Clauses (i) and (ii) of Appendix A hereto. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date of commencement of operations of the Fund. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the applicable Investment Company shall pay to Citigroup such compensation as shall be payable prior to the effective date of termination. The Investment Company acknowledges that Citigroup may from time to time earn money on amounts in the deposit accounts maintained by Citigroup to service the Funds (and other clients serviced by Citigroup).

      (b) In connection with the services provided by Citigroup pursuant to this Agreement, the Investment Company, on behalf of each Fund, agrees to reimburse Citigroup for the expenses set forth in Appendix A hereto. In addition, the Investment Company, on behalf of the applicable Fund, shall reimburse Citigroup for all reasonable incurred expenses and employee time (at 150% of salary) attributable to any review of the Investment Company's accounts and records by the Investment Company's independent accountants or any regulatory body outside of routine and normal periodic reviews. Should the Investment Company exercise its right to terminate this Agreement, the Investment Company, on behalf of the applicable Fund, shall reimburse Citigroup for all reasonable incurred out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.

      (c) All fees and reimbursements are payable in arrears on a monthly basis and the applicable Investment Company, on behalf of the applicable Fund, agrees to pay all fees and reimbursable expenses within thirty (30) business days following receipt of the respective billing notice.

      SECTION 8.  REPRESENTATIONS AND WARRANTIES

      (a) Citigroup represents and warrants to the Investment Company that:

            (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

            (ii) It is duly qualified to carry on its business in the State of Maine;

            (iii) It is  empowered  under  applicable  laws  and  by its
            Operating   Agreement  to  enter  into  this  Agreement  and
            perform its duties under this Agreement;

            (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

            (v) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement;

            (vi)  This  Agreement,  when  executed and  delivered,  will constitute a legal, valid and binding obligation of Citigroup, enforceable against Citigroup in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties and to general equity principals; and

            (vii) It is registered as a transfer agent under Section 17A of the 1934 Act.

            (viii) It has implemented and will monitor their procedures for policing market timing and late trading and will annually certify that such procedures are in place and produce such records as the Investment Companies may reasonably request.

      (b) The Investment Company represents and warrants to Citigroup that:

            (i)   It  is  duly   organized  and  existing  and  in  good
            standing under the laws of the state in which it is organized;

            (ii) It is empowered under applicable laws and by its Organic Documents to enter into this Agreement and perform its duties under this Agreement;

            (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

            (iv)  It  is  an  open-end  management   investment  company
            registered under the 1940 Act;

            (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the applicable Investment Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties and to general equity principals; and

            (vi) A registration statement under the Securities Act is currently effective and will remain effective, and appropriate State securities law filings have been made and will continue to be made, with respect to all Shares of the Funds and Classes of the Trust being offered for sale.


      SECTION 9.  PROPRIETARY INFORMATION

      (a) The Investment Company acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by Citigroup on databases under the control and ownership of Citigroup or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Citigroup or the third party. The Investment Company agrees to treat all Proprietary Information as proprietary to Citigroup and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

      (b) Citigroup acknowledges that the Shareholder list and all information related to Shareholders furnished to Citigroup by the
Investment Company or by a Shareholder in connection with this Agreement (collectively, "Customer Data") constitute proprietary information of substantial value to the Investment Company. In no event shall Proprietary Information be deemed Customer Data. Citigroup agrees to treat all Customer Data as proprietary to the Investment Company and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as may be directed by the Investment Company.

      SECTION 10.  INDEMNIFICATION

      (a) Citigroup shall not be responsible for, and each applicable Investment Company shall on behalf of each applicable Fund or Class thereof indemnify and hold Citigroup harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

            (i) all actions of Citigroup or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

            (ii) the Investment Company's lack of good faith or the Investment Company's negligence or willful misconduct;

            (iii) the reasonable reliance on or use by Citigroup or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Investment Company or any other person or firm on behalf of the Investment Company, including but not limited to any previous transfer agent or registrar;

            (iv) the reasonable reliance on, or the carrying out by Citigroup or its agents or subcontractors of, any instructions or requests of the Investment Company on behalf of the applicable Fund; and

            (v) the offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any State that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such Shares in such State.

      (b) Citigroup shall indemnify and hold the Investment Company and each Fund or Class thereof harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by Citigroup as a result of Citigroup's lack of good faith, negligence or willful misconduct with respect to the services performed under or in connection with this Agreement.

      (c) At any time Citigroup may apply to any officer of the Investment Company for instructions, and may consult with legal counsel to the Investment Company or to Citigroup with respect to any matter arising in connection with the services to be performed by Citigroup under this Agreement, and Citigroup and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel. Citigroup, its agents and subcontractors shall be protected and indemnified in acting upon (i) any paper or document furnished by or on behalf of the Investment Company, reasonably believed by Citigroup to be genuine and to have been signed by the proper person or persons, (ii) any instruction, information, data, records or documents provided Citigroup or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Investment Company, and (iii) any authorization, instruction, approval, item or set of data, or information of any kind transmitted to Citigroup in person or by telephone, vocal telegram or other electronic means, reasonably believed by Citigroup to be genuine and to have been given by the proper person or persons. Citigroup shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Investment Company. Citigroup, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Investment Company, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Investment Company.

      (d)   If the  Investment  Company  has the  ability  to  originate electronic instructions to Citigroup in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event Citigroup shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by Citigroup from time to time.

      (e) The Investment Company has authorized or in the future may authorize Citigroup to act as a "Mutual Fund Services Member" for the Investment Company or various Funds. Fund/SERV and Networking are services sponsored by the National Securities Clearing Corporation
("NSCC") and as used herein have the meanings as set forth in the then current edition of NSCC Rules and Procedures published by NSCC or such other similar publication as may exist from time to time. The Investment Company shall indemnify and hold Citigroup harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly or indirectly out of or attributed to any action or failure or omission to act by NSCC.

      (f) In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. In the event that Citigroup elects to defend against a claim, the defense shall be conducted by counsel chosen by Citigroup and reasonably satisfactory to the Agent. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

      SECTION 11.  EFFECTIVENESS, DURATION AND TERMINATION

      (a) This Agreement shall become effective with respect to each Fund or Class on the earlier of the date first set forth above or the date on which the Trust's Registration Statement relating to the Shares of the Fund or Class becomes effective or the date of the commencement of operations of the Fund or Class. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

      (b) This Agreement shall continue in effect with respect to a Fund until terminated.

      (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty (i) by the Board on sixty
(60) days'  written  notice to  Citigroup  or (ii) by Citigroup on sixty
(60) days' written notice to the Investment Company. Any termination shall be effective as of the date specified in the notice. Upon notice of termination of this Agreement by either party, Citigroup shall promptly transfer to the successor transfer agent the original or copies of all books and records maintained by Citigroup under this Agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities.

      (d) The obligations of Sections 3, 7, 8, 9, 10, 14, 15, and 17 shall survive any termination of this Agreement.

      SECTION 12.  ADDITIONAL FUNDS AND CLASSES

      In the event that the Investment  Company  establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Citigroup or the Investment Company may elect not to make any such series or classes subject to this Agreement.

      SECTION 13.  ASSIGNMENT

      Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Citigroup may, without further consent on the part of the
Trust, subcontract for the performance hereof with any entity, including affiliated persons of Citigroup; provided however, that Citigroup shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as Citigroup is for its own acts and omissions.


      SECTION 14.  FORCE MAJEURE

      Each party hereto shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails or any transportation medium, communication system or power supply.

      SECTION 15.  LIMITATION OF SHAREHOLDER AND TRUSTEE/DIRECTOR
LIABILITY

      The Trustees/Directors of the Investment Company and the shareholders of each Fund shall not be liable for any obligations of the Investment Company or of the Funds under this Agreement, and Citigroup agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Investment Company or the Fund to which Citigroup's rights or claims relate in settlement of such rights or claims, and not to the Trustees/Directors of the Investment Company or the shareholders of the Funds.

      SECTION 16.  TAXES

      Citigroup shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with any Investment Company or any Shareholder or any purchase of Shares, excluding taxes assessed against Citigroup for compensation received by it under this Agreement.

      SECTION 17. MISCELLANEOUS

      (a) Neither party to this Agreement shall be liable to another party for consequential damages under any provision of this Agreement.

      (b) Except for Appendix A to add new Funds and Classes in accordance with Section 12, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

      (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of New York, except as otherwise provided in Section 4(b).

      (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

      (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

      (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both Citigroup and the Investment Company and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

      (g)   Section  and  paragraph   headings  in  this  Agreement  are
included for convenience only and are not to be used to construe or interpret this Agreement.

      (h) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

      (i) Nothing contained in this Agreement is intended to or shall require Citigroup, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

      (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Investment Company are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

      (k)   No  affiliated  person  (as that term is defined in the 1940
Act), employee, agent, director, officer or manager of Citigroup shall be liable at law or in equity for Citigroup's obligations under this Agreement.

      (l) Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      (m) The terms and "affiliated person," "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings ascribed thereto in the 1940 Act.


      (n) The parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

                                    BBH TRUST

                                    By: /s/ John A. Nielsen
                                    Name: John A. Nielsen
                                    Title: President

                                    CITIGROUP FUND SERVICES, LLC

                                    By:  /s/Davis L. Goldstein
                                    Name: Davis L. Goldstein
                                    Title: Director

                 TRANSFER AGENCY AND SERVICE AGREEMENT

                               Appendix A
                           Fees and Expenses

(i)   Base Fee:

      BBH Trust:
      Fees per
CUSIP...............................................................$1,000/month

(ii)  Shareholder Account Fees:

      (a)   Non- NSCC networked account......................$1.50/account/month
      (b)   NSCC networked account...........................$0.75/account/month

      Shareholder account fees are based upon the number of Shareholder accounts as of the last Fund Business Day of the prior month.

(iii) Omnibus Account System Monitoring Fees:

o     $500 per CUSIP one-time fee for omnibus account system monitoring
                                                      ------------------
         setup
o $.035 per transmitted transaction record; subject to a minimum of $500 per month per CUSIP
o $150 per hour for customized programming requests (includes report writing)

(iv)  Out-Of-Pocket and Related Expenses:

      Each applicable Investment Company on behalf of the applicable Fund, shall reimburse Citigroup for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to, the cost of (or appropriate share of the cost of): (i) statement, confirmation, envelope and stationary stock, (ii) share certificates, (iii) printing of checks and drafts, (iv) postage, (v) telecommunications, (vi) banking services (DDA account, wire and ACH, check and draft clearing and lock box fees and charges),
      (vii) all fees and expenses related to Rule 22c-2 transaction monitoring, including NSCC out of pocket expenses and pro-rata portion of data storage charges based on percentage of data held on behalf of each CUSIP, other NSCC Mutual Fund Service Member fees and expenses, (viii) outside proxy solicitors and tabulators, (ix) proxy solicitation fees and (ix) microfilm and microfiche. In addition, any other expenses incurred by Citigroup at the request or with the consent of the Investment Company will be reimbursed by the applicable Fund.

(v)   Other Expenses:

      BBH Trust, (the "Investment Company") shall compensate Citigroup for additional processing arising from the late receipt of prices, reprocessing of NAVs, and adjustment of accrual rates. The schedule of these costs is as follows:

(a)   Late Prices (received by Citigroup after 6:30 pm EST).............$250 per occurrence
(b)   NAV Reprocess.................................$500 per reprocess
(c)   Accrual Adjustment.............................$750 per adjustment






                               EXHIBIT A
 SELECTED DEALERS, PROCESSING ORGANIZATIONS OR FINANCIAL INTERMEDIARIES
Name of Dealer, Organization or Financial Intermediary      Service
------------------------------------------------------      ------------
Level Standard
--------------
Chares Schwab                                                 I
American Express                                              I
Ameritrade                                                    II
Brown Brothers Harriman                                       I
National Financial Services Corporation                       I
Fidelity Investment Institutional Operations Company          I
FiServ                                                        II
Instinet Clearing Corp.                                       II
LPL Financial                                                 II
Mid Atlantic Corp.                                            II
Pershing                                                      II, III
PFPC                                                          II
Putnam                                                        I
National Investors Service Corp.                              I
Wells Fargo                                                   II
I -   This  is a  Financial  Intermediary,  as  defined  in  the  Funds'
      prospectus.  This  account is an omnibus  account  for the benefit
      of  the  Financial   Intermediary's   clients  and  as  such,  not
      withstanding paragraph 2(g) and 2(H of the Agreement:
           Citigroup may accept trades up to 9:00 AM on the business day after the trade date to be executed at the prior days NAV without approval from the Investment Company.
           Citigroup  shall not apply a redemption fee to trades in this account.
           Citigroup shall not apply the Funds' initial or subsequent dollar minimums to trades in this account.
           Citigroup shall not be responsible to deter illegal or improper trading in this account.
II -  This  is a  Financial  Intermediary,  as  defined  in  the  Funds'
      prospectus.   Accounts  for  this  Financial   Intermediary  trade
      through the NSCC Network Level 3 for the benefit of the Financial Intermediary" clients and as such, not withstanding paragraph 2(g) and 2(h) of the Agreement:
           Citigroup may accept trades up to 9:00 AM on the business day after the trade date to be executed at the prior days NAV without approval from the Investment Company.
           Citigroup shall not apply the Funds' initial or subsequent dollar minimums to trades in this account.
III. -      This Financial  Intermediary  acts as a clearing  broker for other Financial Intermediaries not named above. Service level II will apply to all accounts that clear through this Financial Intermediary.

                               EXHIBIT B
                               REPORTING
Internet Account Access
Monthly Report of Commission paid by Broker by Fund
Monthly Report of 12b-1 fees paid by Broker by Fund
Monthly Report of Summary of Average Net Assets by Broker
Monthly Report Detail of Average Net Assets by Brokers for each Account Monthly Report of Capital Stock Transaction by Fund
Monthly Report of New Accounts Opened by Fund
Monthly Report of All Redemption Fees Applied by Account
Monthly Report of all non NSCC  Transactions  processed after the Fund's cutoff time
Annual Report of Independent  Auditors Review of Internal  Controls (SAS
      70)

                               EXHIBIT C
             CITIGROUP FUND SERVICES, LLC TESTING CRITERIA
All non-money market trades are reviewed on a daily basis for redemption amounts greater than $99,999.99 (non-omnibus accounts) and $999,999.99 (omnibus accounts). Accounts with such activity are researched by Citigroup to determine whether there has been an offsetting purchase in the account within the prior five-day period. Any offenses will be reported by Citigroup immediately to the Investment Company. No action will be taken by Citigroup regarding blocking accounts or contacting customer/financial intermediary unless Citigroup is instructed to do so by the Investment Company.

         AML AMENDMENT TO TRANSFER AGENCY AND SERVICES AGREEMENT

      BBH Trust ("Trust") and Citigroup Fund Services, LLC
("Citigroup") are parties to an agreement dated as of March 16, 2007 (the "Agreement") under which Citigroup performs certain transfer agency and/or recordkeeping services for the Trust.

      In connection with the enactment of the USA Patriot Act of 2001 and the regulations promulgated thereunder (collectively the "Act"), the Trust is required to adopt an Anti-Money Laundering ("AML") Program. The Trust and Citigroup agree to amend the Agreement to delegate to Citigroup certain responsibilities in connection with the Act and the Trust's AML Program, as set forth below.

1.    Adoption of Program; Delegation to Citigroup

(a) The Trust acknowledges that it is a financial institution subject to the Act and the Bank Secrecy Act (collectively, the "AML Acts").
The Trust has adopted, and agrees to comply with, a written AML Program and has appointed and AML Compliance Officer, each of which actions have been approved by the Board of Trustees of the Trust (the
"Board"). Subject to delegation of certain responsibilities to Citigroup, as provided below, the Trust's AML Program is reasonably designed to ensure compliance in all material respects with the AML Act and applicable regulations adopted thereunder (the "Applicable AML Laws"), in light of the particular business of the Trust, taking into account factors such as its size, location, activities and risks or vulnerabilities to money laundering.

(b) The Trust hereby delegates to Citigroup the performance, on behalf of the Trust, of the services set forth in Schedule A to this Amendment (the "AML Services") with respect to the shareholder accounts maintained by Citigroup pursuant to the Agreement (including, as and to the extent set forth in Schedule A, direct accounts; accounts maintained through FUND/SERV and Networking; and omnibus accounts); and , subject to the terms and conditions of the Agreement and this Amendment, including Section 2(d) below, Citigroup accepts this delegation and agrees to perform the AML Services in accordance with the Trust's and Citigroup's AML Program and to cooperate with the Trust's AML Compliance Officer (as defined below) in the performance of its responsibilities hereunder.

(c) Notwithstanding this delegation, the Trust shall maintain full responsibility for ensuring that its AML Program is and continues to be reasonably designed to ensure compliance with the Applicable AML Laws. Citigroup shall maintain policies, procedures and internal controls that are consistent with the Trust's AML Program and the requirement that the Trust employ procedures reasonably designed to achieve compliance with the Applicable AML Laws and the Trust's AML Program.

(d) The Trust recognizes that the performance of the AML Services involves the exercise of discretion, which in certain circumstances may result in consequences to the Trust and its shareholders (such as in the case of the reporting of suspicious activities and the freezing of shareholders). The Trust authorizes Citigroup to take such actions in the performance of the AML Services as Citigroup deems appropriate and consistent with the Trust's AML Program and Applicable AML Laws.

2.    Exceptions to Procedures; Amendments

(a) The Trust acknowledges and agrees that any deviation from Citigroup's written transfer agent compliance procedures (an "Exception") may involve substantial risk of loss. Citigroup may in its sole discretion refuse to accept any request by the Trust that Citigroup make an Exception to any written compliance or transfer agency procedures adopted by Citigroup, or adopted by the Trust and approved by Citigroup (including any requirements of the Trust's AML Program).

(b) Exception requests may only be made in writing signed by an authorized representative of the Trust (other than an employee of Citigroup), provided that an exception concerning the requirements of the Trust's AML Program must be signed by the Trust's anti-money laundering compliance officer ("AML Compliance Officer"). Approved exceptions shall become effective when and only if set forth in a written acceptance of the Exception signed by Citigroup's Director or Citigroup's AML Compliance Officer. An Exception is effective only on a transaction by transaction basis.

(c) Notwithstanding any provision of the Agreement or this Amendment to the contrary, as long as Citigroup acts in good faith and without gross negligence, Citigroup shall have no liability for any loss, liability, expenses or damages to the Trust resulting from an Exception.

(d) The Trust's AML Officer shall provide forty-five (45) days prior written notice of any amendment to the Trust's AML Program that would have a material impact upon the AML Services to be provided by Citigroup, and any services required to be provided by Citigroup pursuant to such amendment shall be considered an Exception until the consent of Citigroup, which shall not be unreasonably withheld, is obtained.

3.    Representations and Warranties; Documents and Information; Access

(a) The Trust represents and warrants that (i) the Trust has adopted a written AML Program, and has appointed the Trust's AML Compliance Officer; (ii) the AML Program and the designation of the AML Officer have been approved by the Board of Trustees of the Trust (the "Board"); and (iii) the delegation of Citigroup of the AML Services has been approved by the Board.

(b) Citigroup represents and warrants to the Trust that (1) it has adopted and will maintain a written program concerning the anti-money laundering services it provides to its various clients; (2) its policies and procedures are reasonably adequate for it to provide the AML Services and comply with its obligations under this Agreement; (3) it shall conduct (or have a third party conduct) an independent review of its AML Program at least annually and provide the report of such independent review to the Trust; (4) it shall maintain an ongoing program with respect to its own personnel; and (5) it shall maintain an AML compliance officer to administer the servicing of those aspects of the Trust's AML Program that have been expressly delegated to Citigroup.

(c) The Trust agrees to furnish Citigroup with such information and documents as may be reasonably requested by Citigroup from time to time to provide the AML Services. The Trust agrees to notify Citigroup promptly about any known suspicious activities related to open accounts.

(d) Citigroup agrees to furnish the Trust its written program concerning anti-money laundering services rendered by Citigroup to its various clients. Citigroup agrees to notify the Trust of any change to its anti-money laundering program that would materially impact the Trust's AML Program.

(e) Citigroup shall grant reasonable access to each of the Trust, the AML Compliance Officer, and regulators having jurisdiction over the Trust, to the books and records maintained by Citigroup and related to the AML Services, and shall permit federal examiners to inspect Citigroup for purposes of the Trust's AML Program. Records may be edited or redacted to maintain confidentiality of materials related to other clients of Citigroup. Citigroup shall makes its relevant personnel available to meet or speak with the Board concerning the AML Services at least annually or at such other intervals as may be reasonably necessary or appropriate.

4.    Expenses

In consideration of the performance of the foregoing duties, the Trust agrees to pay Citigroup for the reasonable administrative expenses and out of pocket costs that may be associated with such additional duties. The terms of the Agreement shall apply with respect to the payment of such expense in the same manner and to the same extent as any other expenses incurred under the Agreement.

5.    Miscellaneous

(a) This Amendments supplement and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Agreement.

(b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Agreement shall be valid unless made in writing and executed by both parties hereto.

(c) Section and paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

BBH TRUST                           CITIGROUP FUND SERVICES, LLC

By:  /s/ John A. Nielsen            By:   /s/David L. Goldstein
   ---------------------------         ------------------------
Name: John A. Nielsen               Name: David L. Goldstein
      ------------------------            ------------------
Title: President                    Title: Director
      ------------------------             -----------------------

                               SCHEDULE A

                              AML SERVICES

With respect to the beneficial ownership of, and transactions in, shares of the Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

(a) Review and submit all shareholder financial and non-financial transactions through the Office of Foreign Assets Control Database(and any other lists of known or suspected terrorists or terrorist organizations issued by any Federal government agency and designated as such by Treasury in connection with the Federal functional regulators), including screening of all shareholder accounts upon changes to such database.

(b)   Screen all shareholder accounts at the request of Financial
Crimes Enforcement Network ("FinCEN") pursuant to Section 314(a) of the PATRIOT Act and report any positive "hits" to FinCEN.

(c) Monitor shareholder accounts and identify and report suspicious activities that are required to be so identified and reported, in each case consistent with the Trust's and Citigroup's AML Programs.

(d) Place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as provided in the Trusts' and Citigroup's AML Programs and in accordance with the Act and OFAC.

(e) If and to the extent required by applicable law, ensure that shareholder identity has been verified, as provided for in the Trust's and Citigroup's AML Programs and in accordance with Section 326 of the PATRIOT Act.

(f) Follow the Funds' policy, which may change from time to time, with respect to the acceptance of cash equivalents and third party checks.

(g)   Follow the Funds' policy on accounts held by non-US persons.

(h) Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Trust's and Citigroup's AML Programs, and make the same available for inspection by (i) the Trust's AML Compliance Officer, (ii) any auditor of the Trust's AML Program or related procedures, policies or controls that has been designated by the Trust in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the Trust's AML Compliance Officer.

Notes: As concerns Networking Level III accounts and omnibus accounts, the AML Services performed by Citigroup are subject to a more limited scope, as contemplated under the interim final rule of the Department of the Treasury, 31 CFR 103, effective April 24, 2002 (the "Interim Final Rule").

In the event that Citigroup detects suspicious activity or a "positive" hit as a result of the foregoing procedures, which necessitates the filing by Citigroup of a suspicious activity report, or other similar report or notice to FinCEN or to OFAC, then Citigroup shall also immediately notify the Trust's AML Compliance Officer, unless prohibited by applicable law.